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                                                                      Exhibit 10

                              September 22, 1997



Nuveen Flagship Multistate Trust IV
333 West Wacker Drive
Chicago, Illinois  60606

        RE:  Registration Statement on Form N-1A
             Under the Securities Act of 1933
             (File No. 333-16615)
             -----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Nuveen Flagship Multistate Trust IV, a Massachusetts voluntary association (commonly known as a business trust) (the "Trust"), in connection with the above-referenced Registration Statement on Form N-1A (as amended, the "Registration Statement") which relates to the Class A Shares, Class B Shares, Class C Shares and Class R Shares of the Nuveen
Flagship Kansas Municipal Bond Fund, the Nuveen Flagship Kentucky Municipal Bond Fund, the Nuveen Flagship Michigan Municipal Bond Fund, the Nuveen Flagship Missouri Municipal Bond Fund, the Nuveen Flagship Ohio Municipal Bond Fund, and the Nuveen Flagship Wisconsin Municipal Bond Fund, and the Class A Shares, Class C Shares and Class R Shares of the Nuveen Flagship Kentucky Limited Term Municipal Bond Fund (collectively, the "Series"). This opinion is being delivered to you in connection with the Trust's filing of Post-Effective Amendment No. 1 to the Registration Statement (the "Amendment") to be filed with the Securities and Exchange Commission on or about September 23, 1997 pursuant to Rule 485(b) of the Securities Act of 1933 (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

    In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

    (a) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of the Trust;

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Nuveen Flagship Multistate Trust IV
September 22, 1997
Page 2


    (b) copies, certified by the Secretary of State of the Commonwealth of Massachusetts, of the Trust's Declaration of Trust and of all amendments thereto on file with the office of the Secretary of State (the "Charter");

     (c) a certificate executed by Karen L. Healy, an Assistant Secretary of the Trust, certifying as to, and attaching copies of, the Charter and the By-Laws (the "By-Laws"), and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares; and

     (d)  a printer's proof, dated September 19, 1997, of the Amendment.

     In our capacity as counsel to the Trust, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Trust. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

     Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Trust's Charter and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Trust may, under certain circumstances, be held personally liable for its obligations.

     The opinion expressed herein is limited to the laws of the Commonwealth of Massachusetts.

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Nuveen Flagship Multistate Trust IV
September 22, 1997
Page 3


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                              Very truly yours,

                                FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                                By:       /s/ Thomas S. Harman
                                   -------------------------------------
                                              Thomas S. Harman